Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-10 of Fairfax Financial Holdings Limited of our report dated March 5, 2021 relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which is filed as an exhibit to Fairfax Financial Holdings Limited’s Annual Report on Form 40-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada

September 29, 2021